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                                  EXHIBIT 21


        Subsidiaries of American Equity Investment Life Holding Company


                                                                     State of
                                                                   Incorporation
                                                                   -------------
Insurance Subsidiary:

     American Equity Investment Life Insurance Company ..............  Iowa

Noninsurance Subsidiaries:

     American Equity Investment Properties, L.C......................  Iowa
     American Equity Capital, Inc....................................  Iowa
     American Equity Capital Trust I.................................  Delaware
     American Equity Capital Trust II................................  Delaware
     American Equity of Hawaii, Inc..................................  Hawaii